Exhibit 2.3

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE-VERITAS
AND
GUARANTORS PARTY HERETO
7 1/2% Initial Senior Notes due 2015

SUPPLEMENTAL INDENTURE
Dated as of February 9, 2007

THE BANK OF NEW YORK TRUST COMPANY,
NATIONAL ASSOCIATION
Trustee

     This Supplemental Indenture, dated as of February 9, 2007 is among Compagnie Générale de Géophysique-Veritas, a société anonyme incorporated in France and registered at the Evry Commercial Registry under Number B 969 202 241 (69B00224) (the “Company”), the subsidiaries of the Company listed on the signature page hereof (the “Guarantors”) and The Bank of New York Trust Company, National Association, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture, dated as of April 28, 2005 (the “Indenture”), pursuant to which the Company originally issued on each of April 28, 2005 and February 3, 2006 $165,000,000 in aggregate principal amount of its 7 1/2% Initial Senior Notes due 2015 (the “Initial Notes”);
     WHEREAS, subsequently the Company issued, pursuant to two Exchange Offers, $328,500,000 in aggregate principal amount of its 7 1/2% Exchange Senior Notes due 2015 (the “Exchange Notes”);
     WHEREAS, the Company desires to issue additional Notes pursuant to a registration statement to be filed with the SEC under the Securities Act;
     WHEREAS, Section 9.01(e) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of any Holder of a Note to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any Holder of the Notes;
     WHEREAS, the Company and the Guarantors desire to amend the Indenture and the Notes in accordance with Section 9.01(e) thereof in order (i) to permit the Company to issue additional Notes pursuant to a registration statement to be filed with the SEC under the Securities Act and (ii) to make certain related changes to the Indenture and the Notes;
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Company has provided the Trustee with a written request to execute and deliver this Supplemental Indenture, which request is accompanied by an Officers’ Certificate and Opinion of Counsel required by Section 9.06 of the Indenture; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, in consideration of the premises and for the equal and proportionate benefit of the respective Holders of the Notes, the parties hereto agree as follows:

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ARTICLE 1
     Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.
ARTICLE 2
     Section 2.01. The Indenture is hereby amended by adding the following sentence to paragraph (iv) to Section 2.06(f): “Notwithstanding the foregoing, any additional Initial Notes issued pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act shall be deemed to be Unrestricted Global Notes pursuant to the terms of the Indenture.”
     SECTION 2.02. Each Guarantor hereby affirms its Guaranty under the Indenture to each Holder (as defined in the Indenture) and the Trustee.
ARTICLE 3
     Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their respective terms, with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
     Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
     Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.
     Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Compagnie Generale de Geophysique-Veritas

By:	/s/ Robert Brunck

Name:	Robert Brunck
Title:	Chairman and Chief Executive Officer

CGG Americas Inc.

By:	/s/ Robert Brunck

Name:	Robert Brunck
Title:	Chairman

CGG Canada Services Ltd

By:	/s/ Stephane-Paul Frydman

Name:	Stephane-Paul Frydman
Title:	Group Chief Financial Officer

CGG Marine Resources Norge A/S

By:	Stephane-Paul Frydman

Name:	Stephane-Paul Frydman
Title:	Group Chief Financial Officer

Sercel, Inc.

By:	Stephane-Paul Frydman

Name:	Stephane-Paul Frydman
Title:	Group Chief Financial Officer

Sercel Australia Pty Ltd

By:	Stephane-Paul Frydman

Name:	Stephane-Paul Frydman
Title:	Group Chief Financial Officer

Sercel Canada Ltd.

By:	Stephane-Paul Frydman

Name:	Stephane-Paul Frydman
Title:	Group Chief Financial Officer
signature pages to Compagnie Generale de Geophysique-Veritas supplemental indenture

CGGVeritas Services Inc.

By:	/s/ Stephane-Paul Frydman

Name:	Stephane-Paul Frydman
Title:	Vice President

Veritas DGC Land Inc.

By:	/s/ Brent Whiteley

Name:	Brent Whiteley
Title:	Secretary

Veritas Geophysical Corporation

By:	/s/ Brent Whiteley

Name:	Brent Whiteley
Title:	Secretary

Veritas Investments Inc.

By:	/s/ Brent Whiteley

Name:	Brent Whiteley
Title:	Secretary

Viking Maritime Inc.

By:	/s/ Brent Whiteley

Name:	Brent Whiteley
Title:	Secretary

Veritas Geophysical (Mexico) LLC

By:	/s/ Brent Whiteley

Name:	Brent Whiteley
Title:	Secretary

Veritas DGC Asia Pacific Ltd.

By:	/s/ Brent Whiteley

Name:	Brent Whiteley
Title:	Secretary
signature pages to Compagnie Generale de Geophysique-Veritas supplemental indenture

Alitheia Resources Inc.

By:	/s/ Brent Whiteley

Name:	Brent Whiteley
Title:	Secretary
signature pages to Compagnie Generale de Geophysique-Veritas supplemental indenture

The Bank of New York Trust Company, National Association, as Trustee

By:	/s/ Mauri J. Cowen

Name:	Mauri J. Cowen
Title:	Vice President
signature pages to Compagnie Generale de Geophysique-Veritas supplemental indenture